BY-LAWS OF

                                  TESMARK, INC.

                   ARTICLE I     OFFICES

         The principal office of the Corporation shall be established and maintained at 2921 N. Tenaya Way, Suite 208, in the City of Las Vegas, County of
Clark, State of Nevada. The Corporation may also have offices at such places within or without the State of Nevada as the board may from time to time establish.

                   ARTICLE II     SHAREHOLDERS

1. MEETINGS. The annual meeting of the shareholders of this Corporation shall be held on the fifteenth day of September, of each year or at such other time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the
Corporation and all other matters properly before the Board. If the designated day shall fall on a Sunday or legal holiday, the meeting shall be held on the first business day thereafter.

2. SPECIAL MEETINGS. Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten (10%) of all the shares entitled to vote at the meeting. A meeting requested by Shareholders shall be called for a date not less than ten (10) nor more than thirty (30) days after the request is made unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President,
Board of Directors, or Shareholders requesting the meeting shall designate another person to do so.

3. PLACE. Meetings of Shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the
Board of Directors.

4. NOTICE. Written notice to each Shareholder entitled to vote stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than thirty (30) days before the meeting. If any
Stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

5. QUORUM. The majority of the Shares entitled to vote, represented in person or by Proxy, shall constitute a Quorum at a meeting of Shareholders, but in no event shall a Quorum consist of less than 1/3 of the shares entitled to vote at the meeting.

                  After a Quorum has been established at a Shareholders' meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a
Quorum, shall not effect the validity of any action taken at the meeting or any adjournment thereof.

6. PROXY. Every Shareholder entitled to vote at a meeting of Shareholders, or to
express  consent  or  dissent   without  a  meeting,   or  his  duly
authorized
attorney-in-fact, may authorize another person or persons to act for him by
Proxy. The Proxy must be signed by the Shareholder or his  attorney-in-fact.
No
Proxy shall be valid after the expiration of six (6) months from the date thereof, unless otherwise provided in the Proxy.

                   ARTICLE III     DIRECTORS

1. BOARD OF DIRECTORS. The Board of Directors shall consist of from two to nine members, as decided by a vote of the Shareholders The business of the
Corporation shall be managed and its corporate powers exercised by a Board of
Directors, each of whom shall be of majority age. It shall not be necessary for
Directors to be Shareholders.

2. ELECTION AND TERM OF DIRECTORS. Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until his prior resignation or removal.

3. VACANCIES. If the office of any Director, member of a committee or other officer becomes vacant, the remaining Directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

4. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed with or without cause by vote of a majority of all of the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

5. NEWLY CREATED DIRECTORSHIPS. The number of Directors may be increased by amendment of these By-Laws and by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

6. RESIGNATION. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such resignation, and the acceptance of the resignation shall not be necessary to make it effective.

7. QUORUM OF DIRECTORS. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, those present may adjourn, and no further notice thereof need to be given other than by announcement at the meeting which shall be so adjourned.

8. PLACE AND TIME OF BOARD MEETINGS. The Board may hold its meeting at the office of the Corporation or at such other places, either within or without the
State, as it may from time to time determine.

9. NOTICE OF MEETINGS OF THE BOARD. A regular annual meeting of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the
Directors either personally, by mail or by wire. Special meetings shall be called by the President or by the Secretary on the written request of two
Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice before or after the meeting or who attends the meeting without protesting the lack of notice to him prior thereto or at its commencement.

10. REGULAR ANNUAL MEETING. A regular annual meeting of the Board shall be held immediately following the annual meeting of Stockholders at the place of such annual meeting of Stockholders.

11. EXECUTIVE AND OTHER COMMITTEES. The Board, by resolution, may designate two or more of their members to the Executive Committee. To the extent provided in said resolution or these By-Laws, said committee may exercise the powers of the
Board concerning the management of the business of the Corporation.

12. COMPENSATION. No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board, may be authorized.
Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                   ARTICLE IV     OFFICERS

1.   OFFICERS, ELECTION AND TERM.

         a. The Board may elect or appoint a Chairman, a President, one or more
Vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

         b. All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

         c. Any two or more offices may be held by the same person.

2.   REMOVAL, RESIGNATION, SALARY, ETC.

         a. Any officer elected or appointed by the Board may be removed by the
Board with or without cause.

         b. In the event of the death, resignation or removal of an officer, the
Board in its discretion may elect or appoint a successor to fill the unexpired term.

         c. Any officer elected by the Shareholders may be removed only by a majority vote of the Shareholders unless otherwise provided by the Shareholders.

         d. The salaries of all officers shall be fixed by the Board.

         e. The Directors may require any Officer to give security for the faithful performance of his duties.

3. DUTIES. The officers of this Corporation shall have the following duties:

         a.  The  President  shall  be  the  chief  executive   officer  of
the
Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the Shareholders and Board of Directors.

         b. The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of all meetings, and perform such other duties as may be prescribed by the Board of
Directors or the President.

         c. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the
President.

4. REMOVAL OF OFFICERS. An officer or agent elected or appointed by the Board of
Directors may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy in any office may be filled by the Board of Directors.

                   ARTICLE V     STOCK CERTIFICATES

1. ISSUANCE. Every holder of shares of this Corporation shall be entitled to have a certificate representing all shares of which he is entitled. No certificate shall be issued for any share until such share is fully paid.

2. FORM. Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof.

3. TRANSFER OF STOCK. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

5. LOST, STOLEN OR DESTROYED CERTIFICATES. If the Shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

                   ARTICLE VI     BOOKS AND RECORDS

1. BOOKS AND RECORDS. This Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its Shareholders, Board of
Directors and committees of Directors.

                  This Corporation shall keep at its registered office or principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number of the shares held by each.

                  Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

2.  SHAREHOLDERS'  INSPECTION RIGHTS. Any person who shall have been a holder of
record of shares or of voting trust  certificates  therefor at least ninety
(90)
days immediately preceding his demand or shall be the holder of record of shares or of voting trust certificates for at least five (5%) percent of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, by agent or attorney, at any reasonable time, for any proper purpose, the Corporation's relevant books and records of accounts, minutes, and records of Shareholders, and to make extracts therefrom.

3. FINANCIAL INFORMATION. Not later than three (3) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing, in reasonable detail, the financial condition of the Corporation at the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.
                  Upon the written request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

                  The balance sheet and profit and loss statements shall be filed in the registered office of the Corporation of this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

                   ARTICLE VII      DIVIDEND

     The Board may out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

                   ARTICLE VIII      CORPORATE SEAL

     The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL,
STATE OF NEVADA". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                   ARTICLE IX     EXECUTION

     All corporate instruments and documents shall be signed or countersigned, executed, verified, or acknowledged by such officer, officers, or other person or persons as the Board may from time to time designate.

                   ARTICLE X     FISCAL YEAR

     The fiscal year shall begin the first day of August in each year.

                   ARTICLE XI     NOTICE AND WAIVER OF NOTICE

     Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given and received two (2) days subsequent to mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

                  Whenever  any  notice  is  required  to  be  given  under
the
provisions  of  any  law,  or  under  the  provisions  of  the   Certificate
of
Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, before or after the time stated therein, shall be deemed equivalent thereto.

                   ARTICLE XII     CONSTRUCTION

     Whenever a conflict arises between the language of these By-Laws and the
Certificate of Incorporation, the Certificate of Incorporation shall govern.

                   ARTICLE XIII     BUSINESS

1.  CONDUCT  OF  BUSINESS  WITHOUT  MEETINGS.  Any  action of the
Stockholders,
Directors and committee may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the Secretary of the
Corporation as part of the proceedings of the Stockholders, Directors or committees as the case may be.

2. MANAGEMENT BY STOCKHOLDER. In the event the Stockholders are named in the
Articles of Incorporation and are empowered therein to manage the affairs of the
Corporation in lieu of Directors, the Stockholders of the Corporation shall be deemed Directors for the purposes of these By-Laws and wherever the words
"directors", "board of directors", or "board" appear in these By-Laws, those words shall be taken to mean Stockholders.

                  The Shareholders may, by majority vote, create a Board of
Directors to manage the business of the Corporation and exercise its corporate powers.

                   ARTICLE XIV     AMENDMENTS

     These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the Stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal to be made, be contained in the notice of such special meeting.

                   ARTICLE XV     REMARKS
     Whenever an officer,  director, or majority stockholder fails or refuses to
comply  with  any  provision  herein  or  in  the   Corporation's   Articles
of
Incorporation, any other officer, director or shareholder shall have the right to enforce said provision and provide for said compliance through an action for injunctive relief or a derivative action, if such are cognizable at law, and to collect court costs and attorneys fees from such officer, director or majority stockholder personally. Any such officer, director or majority stockholder consents, for any such action, to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Clark County, State of Nevada.

                   ARTICLE XVI - INDEMNITY

     Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the
Corporation against the reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

     The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director -or employee may be entitled apart from the provisions of this section.

     The amount of indemnity to which any officer or any director may be en-titled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the
American Arbitration Association.


     Accepted this 30th  Day of October, 1998 by

                                                     /s/ Maxine Benedict

--------------------------
                                                     Secretary